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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

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                                 FORM 8-K
                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

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     Date of report (Date of earliest event reported): June 16, 1999


                         WINSTON RESOURCES, INC.

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          (Exact name of registrant as specified in its charter)




Delaware                       1-9629                                13-3134278
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(State or Other
 Jurisdiction of
Incorporation)          (Commission File Number)        (IRS Employer
                                                      Identification No.)

535 Fifth Avenue, New York, New York                                  10017
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 557-5000

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

ITEM 5.  OTHER EVENTS

     On June 16, 1999, the Company announced that a committee of the independent directors as well as the full Board of Directors unanimously approved a tender offer by the Company to acquire all of the outstanding shares of its common stock other than those held by the Company's Chairman of the Board of Directors, Seymour Kugler, and members of his family owning shares, all of whom own, collectively, approximately 47% of the Company's issued and outstanding shares, as part of a proposed "going private" transaction. The offer price is $4.625 net per share. The Company anticipates that any remaining untendered shares will be converted into the right to receive $4.625 per share in a merger (or similar business combination or other transaction) following the tender offer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     99.1 Filed herewith is the Company's press release dated June 16, 1999.


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                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       WINSTON RESOURCES, INC.


Date:  June 24, 1999                               By: /s/ Seymour Kugler
                                                       ________________________
                                                       Seymour Kugler
                                                       Chief Executive Officer


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

CONFIDENTIAL                                                       EXHIBIT 99.1


                               FOR IMMEDIATE RELEASE
                 WINSTON RESOURCES ANNOUNCES CASH TENDER OFFER




     New York, N.Y., June 16, 1999 -- WINSTON RESOURCES, INC. (AMEX-"WRS"), announced today that its Board of Directors has approved and authorized the Company to make a cash tender offer for all outstanding shares of its common stock other than those held by the Company's Chairman of the Board, Seymour Kugler, and members of his family, who own collectively approximately 47% of the issued and outstanding shares.

     The offer price is $4.625 per share, net to sellers, in cash. On June 15, 1999, the last full trading day prior to the announcement of the tender offer, the Closing price per share of the Company's Common Stock was $2.875 per share. The Company will pay all fees and expenses relating to the tender offer and tendering stockholders will not be required to pay any brokerage fees or commissions.

     The Company anticipates following the tender offer with a cash merger at the same price per share for any remaining untendered shares.

     A committee of the independent directors as well as by the full Board of Directors of the Company unanimously approved the offer. The tender offer will commence as soon as practical following all required filings with the Securities and Exchange Commission.


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

     In making the announcement today, Mr. Kugler commented "The offer is being made to permit shareholders to achieve liquidity for their investment at a significant premium to current market values." Mr. Kugler stated that the Board authorized the cash tender offer after concluding that the offer was in the best interest of the public stockholders, as well as of the Company, which will revert to private ownership following the tender offer and merger.

     Winston Resources, Inc. founded in 1967 and headquartered in New York, provides a broad range of staffing services including a wide variety of temporary staffing specialties, full time placement, executive recruitment and recruitment advertising through its six company-owned offices and sixteen franchised locations.


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